Exhibit 99.1

Coleman Cable Announces Commencement of Exchange Offer For Its 9% Senior Notes

Waukegan, Ill., June 17, 2010 – Coleman Cable, Inc. (NASDAQ: CCIX) (“Coleman Cable”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced today that it had commenced an offer to exchange up to $275 million principal amount of newly issued 9% Senior Notes due 2018 (the “New Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its privately placed outstanding 9% Senior Notes due 2018 sold in February and March 2010 (the “Old Notes”). The New Notes will be identical in all material respects to the Old Notes, except that the New Notes have been registered with the Securities and Exchange Commission and are not subject to transfer restrictions and registration rights applicable to the Old Notes.

Coleman Cable is making this exchange offer to satisfy its obligations under the registration rights agreements relating to the Old Notes in which Coleman Cable committed to use its commercially reasonable efforts to issue the New Notes pursuant to a registration statement under the Securities Act of 1933, as amended, in exchange for the Old Notes, which are subject to certain transfer restrictions. The exchange offer will not affect Coleman Cable’s outstanding debt levels, as the New Notes will be issued only upon cancellation of a like amount of currently outstanding Old Notes. Coleman Cable will not receive any proceeds from the exchange offer.

Coleman Cable will accept for exchange any and all Old Notes validly tendered on or before 5:00 p.m., New York City time, on Friday, July 16, 2010, unless extended. The exchange offer is made pursuant to Coleman Cable’s prospectus dated June 17, 2010, which has been filed with the Securities and Exchange Commission. Coleman Cable has not authorized any person to provide information other than as set forth in the prospectus.

Copies of the prospectus and transmittal materials governing the exchange offer can be obtained from the exchange agent, Deutsche Bank National Trust Company, by calling (800) 735-7777, by faxing a request to (615) 835-3701, or by writing via mail to DB Services Tennessee, Inc., Reorganization Unit, P.O. Box 292737, Nashville, Tennessee 37229-2731.

This news release is neither an offer to sell nor the solicitation of an offer to buy or exchange any securities. Offers will not be made in any jurisdiction in which the making or accepting thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The exchange offer is made solely pursuant to the prospectus dated June 17, 2010, including any supplements thereto.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial,

and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

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Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com